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                                                                    Exhibit 3.23

CERTIFICATE OF INCORPORATION
STOCK CORPORATION

81-27 REV. 11172

                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE
                      30 Trinity Street, Hartford, CT 06106

The undersigned incorporator(s) hereby form(s) a corporation under the Stock Corporation Act of the State of Connecticut:

1. The name of the corporation is Sun Cove, Ltd.

2. The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, follows:

     To engage in any lawful act or activity for which corporations may be formed under the Connecticut Stock Corporation Act.
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                                  ATTACHMENT A

To the fullest extent permitted by the Connecticut Stock Corporation Act, as amended from time to time, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of duty as a director.